Exhibit 99.1

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION

AND SETTLEMENT HEARING

TO:	ALL OWNERS OF REV GROUP, INC. (“REV GROUP” OR THE “COMPANY”) COMMON STOCK (TICKER SYMBOL: REVG) AS OF DECEMBER 16, 2021, WHO CONTINUE TO OWN SUCH SHARES (“CURRENT REV GROUP SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

YOUR RIGHTS MAY BE AFFECTED.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE DERIVATIVE

ACTION, REV GROUP SHAREHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

On December 16, 2021, Plaintiffs, REV Group, in its capacity as a nominal defendant, and the Individual Defendants entered into a Stipulation and Agreement of Settlement (the “Stipulation”) to settle the shareholder derivative actions1 styled Klein v. Sullivan, et. al., No. 2:21-cv-283-LA and Voll v. Sullivan, et. al., No. 2:21-cv-285-LA, consolidated as In re REV Group, Inc. Derivative Action, Lead Case No. 2:21-cv-283-LA (together, the “Consolidated Derivative Action”) filed derivatively on behalf of REV Group and now pending in the United States District Court for the Eastern District of Wisconsin (the “Court”). The Settlement, which is subject to the approval of the Court, is intended by the Parties to fully, finally, and forever compromise, settle, release, resolve, and dismiss with prejudice the Released Claims upon and subject to the terms and conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt certain corporate governance enhancements, as outlined in Exhibit A to the Stipulation, and provides that the Defendants shall cause their insurers to pay a Fee and Expense Award to Plaintiffs’ Counsel of three hundred and sixty thousand dollars ($360,000.00) and that Plaintiffs’ Counsel may also move the Court to approve Service Awards to each Plaintiff, to be paid from the Fee and Expense Award of up to $5,000 each.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation by visiting the Investor Relations portion of REV Group’s website at https://investors.revgroup.com/, reviewing REV Group’s U.S. Securities and Exchange Commission (“SEC”) filings, contacting Plaintiffs’ Counsel at the address

1 A derivative action is an action brought by a shareholder on behalf of a company, rather than on behalf of himself or herself or the other shareholders of the company. The recovery sought in a derivative action is for the benefit of the company rather than directly for individual shareholders.

listed below, or inspecting the full Stipulation filed with the Clerk of the Court. All capitalized terms used in this Notice, unless otherwise defined below, have the same meanings used in the Stipulation.

Summary

On September 14, 2022, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for the notice of the Settlement to be made to Current REV Group Shareholders. The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on November 17, 2022 at 10:00 a.m. before the Honorable Lynn Adelman, in Courtroom 390 of the United States Federal Building and Courthouse, 517 E. Wisconsin Avenue, Room 362, Milwaukee, Wisconsin, 53202, with the discretion to proceed telephonically or remotely to, among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its shareholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Consolidated Derivative Action with prejudice, and releasing the Released Claims against the Released Persons (the “Judgment”); (iv) consider the payment to Plaintiffs’ Counsel of attorneys’ fees and expenses; (v) consider the payment of Service Awards to Plaintiffs, which shall be funded from the attorneys’ fees and expenses awarded by the Court; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

Pursuant to the Judgment, REV Group, Plaintiffs, and each of the Current REV Group Shareholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, and dismissed with prejudice the Released Claims against the Released Parties. REV Group, Plaintiffs, and each of the Current REV Group Shareholders shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Party or any of their Related Persons with respect to any Released Claims, except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

Why is there a Settlement?

The Court has not decided in favor of the Defendants or the Plaintiffs. Instead, both sides agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Settlement, including the corporate governance enhancements that the Company will adopt as part of the Settlement, provides a substantial benefit to, and is in the best interests of, REV Group and its shareholders.

The Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Derivative Actions and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times. Further, the Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Derivative Actions and deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to REV Group or its shareholders, or any wrongdoing whatsoever. The Defendants further deny that REV Group has suffered any damage, injury or other harm as a result of any action or inaction on their part. Had the terms of this Stipulation not been reached, the Defendants would have continued to contest vigorously Plaintiffs’ allegations, and the Defendants maintain that they had and have meritorious defenses to all claims alleged in the Derivative Actions. Without admitting the validity of any of the claims that Plaintiffs have asserted in the Derivative Actions, or any liability with respect thereto, the Defendants have concluded that the Settlement is in the best interest of REV Group and accordingly have determined that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein.

The Settlement Hearing and Your Right to Object to the Settlement

Any Current REV Group Shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the proposed award of attorneys’ fees and expenses, may file with the Court a written objection. At least fourteen (14) calendar days prior to the Settlement Hearing, an objector must: (1) file with the Clerk of the Court and serve upon the below listed counsel a written objection to the Settlement setting forth (a) the nature of the objection, (b) proof of ownership of REV Group common stock as of December 16, 2021 and through the date of the Settlement Hearing (including the number of shares of REV Group common stock held and the date of purchase), (c) any and all documentation or evidence in support of such objection, and (d) the identities of any cases, by name, court, and docket number, in which the shareholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if intending to appear and requesting to be heard at the Settlement Hearing, he, she, or it must, in addition to the requirements of (1) above, file with the Clerk of the Court and serve on the below counsel (a) a written notice of his, her, or its intention to appear at the Settlement Hearing, (b) a statement that indicates the basis for such appearance, (c) the identities of any witnesses he, she, or it intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, and (d) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN November 3, 2022. The Clerk’s address is:

Clerk of the Court

U.S.D.C. Eastern District of Wisconsin

United States Federal Building and Courthouse

517 E. Wisconsin Avenue, Room 362

Milwaukee, Wisconsin, 53202

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN November 3, 2022. Counsel’s addresses are:

Counsel for Plaintiff

Thomas J. McKenna

Gregory M. Egleston

Gainey McKenna & Egleston

501 Fifth Avenue, 19th Floor

New York, NY 10017

Counsel for Plaintiff

Phillip Kim

THE ROSEN LAW FIRM, P.A.

275 Madison Avenue, 40th Floor

New York, NY 10016

Counsel for the Defendants

Randall W. Bodner

ROPES & GRAY LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199

An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection, the attorney must serve a notice of appearance on the counsel listed above and file such notice with the Court no later than fourteen (14) calendar days before the Settlement Hearing. Any REV Group shareholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current REV Group Shareholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to such settlement in this or any other action or proceeding, and from pursuing any of the Released Claims.

If you held REV Group common stock as of December 16, 2021 and continue to hold such stock, you may have certain rights in connection with the proposed Settlement. You may obtain further information by contacting counsel for Plaintiffs at: Thomas J. McKenna, Gainey McKenna & Egleston, 501 Fifth Avenue, 19th Floor, New York, NY 10017, Telephone: (212) 983-1300, Email: tjmckenna@gme-law.com; or Phillip Kim, The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, New York, NY 10016, Telephone: (212) 686-1060, Email: pkim@rosenlegal.com. Please Do Not Call the Court or Defendants with Questions About the Settlement.